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                                                                     EXHIBIT 99


                         THE UNITED ILLUMINATING COMPANY
                 NOTICE OF THE ANNUAL MEETING OF THE SHAREOWNERS

TO THE SHAREOWNERS:

         Notice is hereby given that the Annual Meeting of the Shareowners of The United Illuminating Company will be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on Wednesday, May 19, 1999 at one o'clock in the afternoon, for the following purposes:

1.   To elect a Board of Directors for the ensuing year.
2. To vote on the approval of the employment, by the Board of Directors, of PricewaterhouseCoopers LLP as the firm of independent public accountants to audit the books and affairs of the Company for the fiscal year 1999.
3.   To vote on the approval of a 1999 Stock Option Plan.
4. To vote on a proposal to reorganize the Company into a holding company structure.
5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 11, 1999 as the record date for determination of the shareowners of the Company entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         Regardless of whether you plan to attend the meeting, please fill in, sign, date and return promptly the attached proxy in the accompanying envelope, which requires no postage if mailed in the United States. [TO BE INCLUDED ONLY ON PROXIES FURNISHED TO EMPLOYEE-PARTICIPANTS IN THE COMPANY'S KSOP BENEFIT
PLAN: Failure to submit your vote will result in the KSOP Trustee voting your KSOP shares in proportion to votes received from other KSOP participants. The Trustee for the unallocated shares will then vote the unallocated shares in the Plan in the same proportions as the allocated KSOP shares are voted by the KSOP Trustee.]

         Dated at New Haven, Connecticut, this 30th day of March, 1999.

                                        By Order of the Board of Directors
                                        Kurt Mohlman, TREASURER AND SECRETARY

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                             YOUR VOTE IS IMPORTANT
In order to save the Company the expense of further solicitation to ensure that a quorum is present at the Annual Meeting, please mail your proxy promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.
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A DIAGRAM SHOWING THE LOCATION OF THE NEW HAVEN LAWN CLUB APPEARS ON THE INSIDE
OF THE BACK COVER OF THE PROXY STATEMENT.

                             DETACH PROXY CARD HERE


(1) ELECTION OF BOARD OF    (  ) FOR all nominees     (  )WITHHOLD AUTHORITY to vote          *EXCEPTIONS
    DIRECTORS                   listed below              for all nominees listed below


Nominees:         Thelma R. Albright, Marc C. Breslawsky, David E.A. Carson,
                  John F. Croweak, Robert L. Fiscus, Betsy Henley-Cohn, John L.
                  Lahey, F. Patrick McFadden, Jr., Frank R. O'Keefe, Jr., James
                  A. Thomas, and, in their discretion, such other person or persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

(INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                  THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE
                  SPACE PROVIDED BELOW.)
 * Exceptions___________________________________________________________________

(2) APPROVAL OF THE EMPLOYMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1999. (Proposed by the Board of Directors.)

    (   )  FOR        (   )  AGAINST       (   )  ABSTAIN

(3) APPROVAL OF 1999 STOCK OPTION PLAN.  (Proposed by the Board of Directors.)

    (   )  FOR        (   )  AGAINST       (   )  ABSTAIN

(4) APPROVAL OF REORGANIZATION INTO A HOLDING COMPANY STR5UCTURE. (Proposed by the Board of Directors.)

    (   )  FOR        (   )  AGAINST       (   )  ABSTAIN

(5) IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.

              When signing as attorney, executor, administrator, trustee or guardian, give title as such. If signer a corporation, sign in the corporate name by duly authorized officer.

              Dated  _______________________________________________

              ______________________________________________________

              ______________________________________________________
                                PLEASE SIGN HERE

                         THE UNITED ILLUMINATING COMPANY
                               COMMON STOCK PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy Henley-Cohn (in the absence of Messrs. Lahey and McFadden), as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the Common Stock of The United Illuminating Company that the undersigned is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday, May 19, 1999, and at any adjournments thereof.

         THIS PROXY, WHEN PROPERLY SIGNED AND RETURN TO THE COMPANY, WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE ELECTION OF ALL NOMINEES LISTED TO THE BOARD OF DIRECTORS AND FOR ITEM (2), (3) AND (4).

(Continued and to be signed and dated, on reverse side.)